Exhibit 3.2

CODE OF REGULATIONS

OF

FARMERS & MERCHANTS BANCORP, INC.

(Amended and Restated April 20, 2017)

ARTICLE I

SEAL

The Board of Directors may from time to time adopt such seal or seals, if any, as they deem appropriate for the use of the Corporation in transacting its business.

ARTICLE II

SHAREHOLDERS

(a) Annual Meeting. The annual meeting of the shareholders shall be held at the principal office of the Corporation, or at such other place either within or without the State of Ohio as may be specified in the notice required under paragraph (c) of this Article not earlier than the second Tuesday of January nor later than the third Tuesday of April of each year, as shall be fixed by the Board of Directors, at which time there shall be elected a Board of Directors to serve until the end of the term to which they are elected and until their successors are elected and qualified. Any other business may be transacted at the annual meeting without specific notice of such business being given, except such business as may require specific notice by law.

(b) Special Meetings. Special meetings of the shareholders may be called and held as provided by law.

(c) Notice. Notice of each annual or special meeting of the shareholders shall be given in writing either by the President, any Vice President, the Secretary, or any Assistant Secretary, not less than ten (10) days before the meeting. Any shareholder may, at any time, waive any notice required to be given under these Regulations.

(d) Quorum. Except as otherwise provided by the Articles of Incorporation of the Corporation, this Code of Regulations of the Corporation, or by applicable law, thirty-three and one-third percent (33 1/3%) of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders and a majority of votes cast at any meeting at which a quorum is present shall be decisive of any motion. Although less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

(e) Order of Business. At all shareholders’ meetings the order of business shall be as follows unless changed by a majority vote:

1.	Reading of minutes of previous meeting and acting thereon;

2.	Reports of Directors or Committees;

3.	Reports of Officers;

4.	Unfinished business;

5.	Election of Directors;

6.	New or miscellaneous business;

7.	Adjournment.

(f) Organization. The President shall preside at all meetings of the shareholders, but in his absence the shareholders shall elect another officer or a shareholder to so preside. The Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

ARTICLE III

DIRECTORS

(a) Number. The Board of Directors shall be composed of not less than nine (9) nor more than twenty (20) persons, as shall be fixed by the shareholders in accordance with applicable law, who shall be elected annually in accordance with the provisions of the Articles of Incorporation by action of the shareholders. Any Director’s office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors then in office.

The number of Directors fixed in accordance with the immediately preceding paragraph may also be increased or decreased by the Directors at a meeting or by action in writing without a meeting, and the number of Directors as so changed shall be the number of Directors until further changed in accordance with this Section; provided, that no such decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director; and provided, further, that the number of Directors shall not be increased by the Directors to more than three Directors beyond the number of Directors as fixed at the most recently held meeting of shareholders called for the purpose of electing Directors.

(b) Qualifications. Each member of the Board of Directors shall be not more than sixty-five (65) years of age on the first day of January of the year prior to his first election. He shall be eligible for continuous re-election until he attains the age of seventy-two (72) years. The foregoing qualification relating to age at the time of becoming a Director shall not be applicable to the first Directors of this corporation; the foregoing qualification relating to continuous re-election until age 72 shall be applicable to the first Directors of this corporation.

Any Director upon attaining the age of seventy-two (72) years shall become and be a Director Emeritus. As such, he shall have the right to attend meetings of the Board of Directors, but without the right to vote and without being charged with the responsibilities or subject to the liabilities of the corporation’s Directors.

(c) Vacancies. Vacancies in the Board of Directors shall be filled as provided by the laws of the State of Ohio then in effect.

(d) Time of Meeting. The Board of Directors shall meet at the principal office of the Corporation, at least annually, immediately following the annual meeting of the shareholders, but the Directors shall have the authority to change the time and place of their said meeting by the adoption of By-Laws or by resolution.

(e) Call and Notice. Meetings of the Board of Directors other than the annual meeting may be called at any time by the President and shall be called by the President upon the request of two members of the Board. Such meetings may be held at any place within or without the State of Ohio. Notice of the annual meeting need not be given and each director shall take notice thereof, but this provision shall not be held to prevent the giving of notice in such manner as the Board may determine. The Board shall decide what notice shall be given and the length of time prior to the meetings that such notice shall be given of all other meetings. Any meeting at which all of the directors are present shall be a valid meeting whether notice thereof was given or not and any business may be transacted at such a meeting.

(f) Presence Through Communications Equipment. Meetings of the Board of Directors, and meetings of any Committee thereof, may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this subparagraph (d) shall constitute presence at such a meeting.

(g) By-Laws. The Board of Directors may adopt By-Laws for their own government and that of the Corporation provided such By-Laws are not inconsistent with the Articles of Incorporation or these Regulations.

ARTICLE IV

COMMITTEES

The Board of Directors may, by resolution, designate not less than three (3) of its number to serve on an Executive Committee or such other committee or committees as the Board may from time to time constitute. The Board of Directors may delegate to any such Executive Committee any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors or in any committee of the Directors. The specific duties and authority of any such committee or committees shall be stated in the resolution constituting the same.

ARTICLE V

OFFICERS

(a) Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. Any two or more of the offices may be held by the same persons, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

(b) Other Officers. The Board of Directors is authorized in its discretion to establish the offices of Chairman of the Board and Executive Vice President, and shall have the further power to provide for such other officers, assistant officers and agents as it shall deem necessary from time to time and may dispense with any of said offices and agencies at any time.

(c) Election, Term and Removal. At the first meeting of the Board of Directors after the annual meeting of shareholders, the Board shall select one of its members by a majority vote to be President of the Corporation. It shall also select all other officers of the Corporation by a majority vote, but none of such other officers shall be required to be members of the Board, except the Chairman of the Board, if that office is established. All officers of the Corporation shall hold office for one year and until their successors are elected and qualified.

(d) Vacancies and Absence. If any office shall become vacant by reason of the death, resignation, disqualification, or removal of the incumbent thereof, or other cause, the Board of Directors may elect a successor to hold office for the unexpired term in respect to which such vacancy occurred or was created. In case of the absence of any officer of the Corporation or for any reason that the Board of Directors may determine as sufficient, the said Board may delegate the powers and duties of such officer to any other officer or to any director, except where otherwise provided by these Regulations or by statute, for the time being.

ARTICLE VI

DUTIES OF OFFICERS

(a) Chairman of the Board. The Chairman of the Board of Directors, if the Board establishes such office, shall preside at all meetings of the Board, appoint all special or other Committees unless otherwise ordered by the Board, confer with and advise all other officers of the Corporation, and perform such other duties as may be delegated to him from time to time by the Board.

(b) President. The President shall be the Chief Executive Officer and active head of the Corporation, and in the recesses of the Board of Directors and the Executive Committee, if the Board establishes such a committee, shall have general control and management of all its business and affairs. He shall make such recommendations to the Board of Directors, or any committees thereof, as he thinks proper, and he shall bring before said Board such information as may be required touching the business and property of the Corporation. He shall perform generally all the duties incident to the office of President, as required or authorized by law and such as are usually vested in the President of a similar corporation.

(c) Vice Presidents. The Vice Presidents, including the Executive Vice President, if the Board establishes such office, shall perform such duties as may be delegated to them by the Board of Directors, or assigned to them from time to time by the Board of Directors or the President. The Executive Vice President, if the Board establishes such office, or the Vice President, or in the event there shall be more than one Vice President, such Vice President as may be designated by the Board, shall perform the duties and have the powers of the President in case of the absence of the latter from his office, and during such absence such Vice President shall be authorized to exercise all the functions of the President and shall sign all papers and perform all duties as acting President.

(d) Secretary. The Secretary shall keep a record of all proceedings of the Board of Directors, and of all meetings of shareholders, and shall perform such other duties as may be assigned to him by the Board of Directors or the President.

(e) Treasurer. The Treasurer shall have charge of the funds and accounts of the Corporation. He shall keep proper books of account showing all receipts, expenditures and disbursements of the Corporation, with vouchers in support thereof. He shall also from time to time, as required, make reports and statements to the Directors as to the financial condition of the Corporation, and submit detailed statements of receipts and disbursements; he shall perform such other duties as shall be assigned to him from time to time by the Board of Directors or the President.

(f) Bonds of Officers. The Board of Directors shall determine which officers, if any, of the Corporation shall give bond, and the terms and amount thereof, the expense to be paid by the Corporation.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a) The Corporation shall indemnify each present and future Director and Officer, his heirs, executors and administrators, and may indemnify any employee or agent, and his heirs, executors and administrators, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was such director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify each present and future Director and Officer, his heirs, executors and administrators, and may indemnify any employee or agent, and his heirs, executors and administrators, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that he is or was such director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper.

(c) To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in divisions (a) and (b) above, or in defense of any claim, issue, or matter therein, he shall be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under divisions (a) and (b) above, unless ordered by the court, shall be made by the Corporation only as authorized in the specific case upon the determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in divisions (a) and (b) above. Such determination shall be made (i) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding or (ii) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years, or (iii) by the shareholders, or (iv) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought. If any determination is made hereunder by the directors of the Corporation or by independent legal counsel in connection with a threatened, pending or completed action or suit by or in the right of the Corporation, such determination shall be promptly communicated to the person who threatened or brought such action or suit after it is made.

(e) Expenses, including attorneys’ fees, incurred with respect to any legal matter may be paid by the Corporation prior to the final disposition thereof, as authorized by the directors, upon receipt of an undertaking by or on behalf of the recipient to repay such amount, unless it shall ultimately be determined that he is entitled to indemnification.

(f) Such indemnification shall not be deemed exclusive of any other rights to which such Director, Officer, employee or agent may be entitled under the Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to, or be available to, a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this section.

ARTICLE VIII

STOCK

(a) Certificates of Stock. Each shareholder of this Corporation whose stock has been fully paid for shall be entitled to a certificate or certificates, showing the number of shares registered in his name on the books of the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. A full record of each certificate, as issued, shall be entered on the stub thereof.

(b) Transfers of Stock. Shares shall be transferable on the books of the Corporation by the holders thereof in person or by a duly authorized attorney upon surrender of the Certificates therefor with duly executed assignment endorsed thereon or attached thereto. Evidence of authority to endorse any certificate and to request its transfer shall be produced to the Corporation. In case of transfer by executors, administrators, guardians or other legal representatives or fiduciaries, appropriate legal evidence of their authority to act shall be produced and may be required to be filed with the Corporation. No transfer shall be made until the stock certificate in question and such evidence of authority are delivered to the Corporation.

(c) Transfer Agents and Registrars. The Board of Directors may appoint an agent or agents to keep the records of the shares of the Corporation, or to transfer or to register shares, or both, in Ohio or any other state and shall define the duties and liabilities of any such agent or agents.

(d) Lost, Destroyed or Mutilated Certificates. If any certificate of stock in this Corporation becomes worn, defaced or mutilated, the Directors, upon production and surrender thereof, may order the same cancelled, and may issue a new certificate in lieu of the same. If any certificate of stock be lost or destroyed, a new certificate may be issued upon such terms and under such regulations as may be adopted by the Board of Directors.

ARTICLE IX

AMENDMENTS

These Regulations, or any of them, may be altered, amended, added to or repealed as provided by law and the Articles of Incorporation of the Corporation.